Exhibit 99.1

Civista Bancshares, Inc. Announces Closing of Overallotment Option and Issuance of 494,118 Common Shares

Sandusky, Ohio – July 16, 2025 /PRNewswire/ -- Civista Bancshares, Inc. (NASDAQ: CIVB) (“Civista”), parent company of Civista Bank, today announced that the underwriters for its recently completed public offering have exercised their overallotment option and completed the sale of an additional 494,118 common shares at the public offering price of $21.25 per share. The expected proceeds to Civista in connection with the exercise of the option and the issuance of the additional shares, after deducting the underwriting discount but before deducting other expenses payable by Civista, are approximately $9.9 million.

Piper Sandler & Co. served as the sole book-running manager. D.A. Davidson & Co., Hovde Group, LLC, Janney Montgomery Scott LLC, Keefe, Bruyette & Woods, A Stifel Company, and Stephens Inc. served as co-managers in the offering.

This offering was made only by means of an effective shelf registration statement on Form S-3 (File No. 333-282560) filed with the Securities and Exchange Commission (the “SEC”), including a preliminary prospectus supplement and final prospectus supplement dated July 10, 2025, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov, or by request from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by phone at 1-800-747-3924, or by email at prospectus@psc.com.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $4.1 billion financial services holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, wealth management, and commercial equipment leasing services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana, and Northern Kentucky. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings Civista makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in the reports Civista files with the SEC, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K

for the fiscal year ended December 31, 2024, in “Item 1A. Risk Factors” of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any additional risks identified in Civista’s subsequent Forms 10-Q. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121